P R E S S  R E L E A S E

Contacts:	Analytical Surveys, Inc.	Pfeiffer High Investor Relations, Inc.
	Lori Jones	Geoff High
	Chief Executive Officer	303/393-7044
210/657-1500

ANALYTICAL SURVEYS, INC. ANNOUNCES LETTER OF INTENT TO MERGE WITH
ECOWOOD, INC.

SAN ANTONIO and LAKE DALLAS, Texas - March 13, 2007 _ Analytical Surveys, Inc. (ASI) (Nasdaq Capital Market: ANLT), and Ecowood, Inc., today announced the execution of a letter of intent to combine the companies in a tax-free, all stock merger to form an environmentally friendly, diversified natural resource company.

The new combined company will focus on Ecowood’s core business of hardwood log recovery from the Amazon River system. The recovery process not only cleanses the river system and relieves pressure on the living rainforest, but also provides high-quality, commercial hardwood logs that are used to produce furniture, hardwood floors, and other wood-based products. The combined company will continue to operate the ASI Energy business, which is focused on the discovery of oil and natural gas resources, as a wholly owned subsidiary.

Ecowood will contribute assets to the combined new company that include property, customer contracts, and exclusive licenses and permits to salvage logs from several of the major rivers in Northern Brazil, principally the Amazon River. The new company will also benefit from an existing financing package that provides access to more than $200 million for future investment and working capital.

“We are excited about the opportunities that will be made possible through the merger of these companies,” said Michael Alexander CEO of Ecowood and Lori Jones, CEO of ASI in a joint statement. “Merging these companies creates a unique opportunity to establish a strong revenue stream through an environmentally responsible process that will ultimately benefit the global environment.”

The companies expect to execute a definitive merger agreement by March 16. The final transaction will be subject to approval by ASI shareholders, the satisfaction of customary closing conditions and regulatory review and approvals from NASDAQ and the Securities and Exchange Commission, among others. Pending all approvals, the companies expect the transaction to be completed during the second quarter of calendar 2007.

Analytical Surveys, Inc., is a San Antonio-based oil and gas company focused on participation in non-operating exploration and production of U.S. onshore oil and natural gas reserves. ASI is headquartered in San Antonio, Texas. For more information, please visit www.asienergy.com.

Ecowood, Inc. was formed in February 2007 to salvage lost logs on several of the major rivers in Northern Brazil, principally the Amazon River. Over the past 300 years, a great number of logs have been lost on the way to sawmills. New technology and modern equipment now make it practical and profitable to salvage the estimated 61.4 billion cubic meters of recoverable logs from the navigable river ways. For more information, please visit www.soggylogs.com.

This press release contains forward-looking statements that involve risks and uncertainties. The statements contained in this press release that are not purely historical are forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act. When used in this press release, the words "anticipate," "believe," "estimate," "intend" and "expect" and similar expressions are intended to identify such forward-looking statements. Such forward-looking statements include, without limitation, the statements regarding the Company's strategy, future sales, future expenses and future liquidity and capital resources. All forward-looking statements in this press release are based upon information available to the Company on the date of this press release, and the Company assumes no obligation to update any such forward-looking statements. The Company's actual results could differ materially from those discussed in this press release. Factors that could cause or contribute to such differences include, but are not limited to, those discussed in Item 1. Business--"risk factors" and elsewhere in the Company's Annual Report on Form 10-KSB.